UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2013 (October 28, 2013)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On October 29, 2013, SL Green Realty Corp. (the “Company”) announced that it had priced an underwritten public offering (the “Offering”) of 2,600,000 shares of its common stock, par value $0.01 per share (the “Common Stock”). The closing price of the Common Stock on the New York Stock Exchange was $98.15 on October 28, 2013.  The Company has granted the underwriter an option to purchase up to an additional 390,000 shares of Common Stock during the next 30 days.

The Company intends to use net proceeds from the Offering for general corporate purposes, which may include new investments and repayment of outstanding indebtedness of the Company and its subsidiaries.

The Common Stock is being offered pursuant to the prospectus supplement, dated October 28, 2013, to the prospectus dated December 21, 2012, which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-185626) filed with the Securities and Exchange Commission on December 21, 2012.

A copy of the press release announcing the pricing is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release announcing the pricing of the shares of Common Stock, dated October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date:  October 29, 2013